Exhibit 4.06

CUSIP NO. 5252M0DL8

ISIN NO. US5252M0DL87

REGISTERED	PRINCIPAL AMOUNT: $600,000

No. R-1

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTE, SERIES I

RETURN ENHANCED NOTES LINKED TO MARQCUS PORTFOLIO A (USD) INDEX
DUE FEBRUARY 14, 2011

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM (A “CERTIFICATED NOTE”), THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co., or registered assigns, on the Maturity Date, an amount equal to the Redemption Amount.

The “Maturity Date” is February 14, 2011, or if such day is not a Business Day, on the next following Business Day.

The “Redemption Amount” is the amount equal to the sum of the principal amount of the Notes plus the Adjustment Amount, which may be negative, rounded to the nearest whole U.S. cent.  If the Adjustment Amount is negative, the value of the Adjustment Amount will be subtracted from the principal amount of the notes for purposes of calculating the Redemption Amount.

The “Adjustment Amount” is, for each note, a single U.S. dollar payment calculated by the Calculation Agent equal to the principal amount of the note multiplied by:

(A) Leverage x Index Return, if the Index Return is greater than or equal to 0.0%; or

(B) 0%, if the Index Return is less than 0.0%.

The “Leverage” is 300%.

The “Trade Date” is February 8, 2008.

The “Issue Date” is February 14, 2008.

The “Valuation Date” is February 7, 2011, or if such day is not an Index Business Day, the immediately preceding Index Business Day; provided that if the Final Index Level is not available on the scheduled Valuation Date due to Index Unavailability, as described under “Index Unavailability” below, the Valuation Date may be postponed (as described below).

The “Index” is the Lehman Brothers Macro Quantitative Currency Trading Strategies (“MarQCuS”) Portfolio A (USD) Index, calculated and published by the Index Calculation Agent.

The “Index Return” is a quotient, the numerator of which is the Final Index Level minus the Initial Index Level and the denominator of which is the Initial Index Level, expressed as a percentage.

The “Final Index Level” is the closing value of the Index on the Valuation Date, as calculated by the Index Calculation Agent (subject to the occurrence of Index Unavailability).

The “Initial Index Level” is 193.82, which is equal to the closing value of the Index on the Trade Date, as calculated by the Index Calculation Agent.

The “Index Level” is the closing level of the Index, as calculated by the Index Calculation Agent and published on the Price Source, subject to adjustment in accordance with the Index Adjustment below.

An “Index Business Day” is a day on which commercial banks are open, including for dealings in foreign exchange in accordance with market practice of the foreign exchange market, in both London and New York.

“Index Unavailability” means that the Index Level for the Valuation Date is not published on the Price Source.

MarQCuS Index	Bloomberg Page (Price Source) *	Reuters Page (Fallback Price Source) *
Forward Bias G10 Index	LBMQMFG <INDEX>	.LBMQMFG
Forward Bias Emerging Market (EM) Index	LBMQMFE <INDEX>	.LBMQMFE
TurnRate Index and	LBMQMTR <INDEX>	.LBMQMTR
Major/Miner Index	LBMQMMM <INDEX>	.LBMQMMM
CoBALT Index LBFX GBP	LBMQMCO <INDEX>	.LBMQMCO
RAFT Index	LBMQMRF <INDEX>	.LBMQMRF

For purposes of calculating the MarQCuS Portfolio A Index, the term “Price Source” and “Fallback Price Source” includes any (a) successor page to or (b) solely in the event the Index Calculation Agent determines in good faith that the an indicated Bloomberg or Reuters pages is no longer a materially accurate source for the level of any MarQCuS Index, any replacement page for, to the indicated Bloomberg and Reuters pages, respectively, on which the level of the relevant MarQCuS Index may be published, as determined in the Index Calculation Agent acting in good faith.

If the Index Calculation Agent determines in good faith that the Index Level for the Valuation Date was not published on the Price Source, the Calculation Agent will determine the Final Index Level using the Index Level published on the Fallback Price Source for such Valuation Date.  If the Index Calculation Agent determines in good faith that the Index Level for the Valuation Date was also not published on the Fallback Price Source, the Calculation Agent will calculate the Index Return using as the Final Index Level the Index Level published for the first Index Business Day succeeding the scheduled Valuation Date; provided however that if no Index Level is published on the Price Source or Fallback Price Source for each of the three scheduled Index Business Days following the scheduled Valuation Date, then (a) the third scheduled Index Business Day shall be deemed the Valuation Date and (b) the Calculation Agent will determine the Final Index Level on such third scheduled Index Business Day in good faith in accordance with the formula for and method of calculating the Index last in effect prior to commencement of the Index Unavailability, taking in to account the latest available Index Level and any other information that it deems relevant.

If the Index Calculation Agent discontinues publication of the Index prior to, and such discontinuation is continuing on, the Valuation Date, and the Index Calculation Agent or another entity publishes a successor or substitute index that the Calculation Agent determines in good faith to be comparable to the discontinued Index (such index, a “Successor Index”), then the Final Index Level will be determined by reference to the closing level of such Successor Index on the Valuation Date; provided, however, that the Calculation Agent may make such adjustments as it deems necessary, acting in good faith, to the level of the Successor Index so that the level of the Successor Index reflects the same level as that of the Index before it was discontinued.  Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to the Issuer and to the holders of the notes.

If the Index Calculation Agent discontinues publication of the Index prior to, and such discontinuation is continuing on, the Valuation Date, and the Calculation Agent determines in good faith that no Successor Index is available at such time, then the Calculation Agent will determine the Final Index Level on the Valuation Date.  The Final Index Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuation, taking in to account the latest available Index Level and any other information that it deems relevant.

In the event that there is any error in relation to the calculation or publication of the Final Index Level and the Index Calculation Agent publishes an adjustment or correction to such Final Index Level on or prior to the Business Day immediately preceding the Maturity Date, the Calculation Agent will calculate the Redemption Amount using the Final Index Level as so adjusted or corrected.

If the Calculation Agent, acting in good faith, determines that the Index has been or will be rebased on or prior to the Valuation Date, the Index as so rebased will be used for purposes of calculating the Redemption Amount; provided, however, that the Calculation Agent may make such adjustments it considers necessary, if any, to the level of the Index so rebased so that the Final Index Level reflects the same Index Level for the Index on the Valuation Date before such rebasing.

If the Index Calculation Agent, acting in good faith, determines that on any Index Business Day that a component MarQCuS Index (a) is no longer available or (b) has been materially modified and such modification will have a materially adverse effect on the MarQCuS Portfolio A Index, the Index Calculation Agent shall remove or replace such affected component MarQCuS Index with an alternative index or rate, variable or other component, and may make such adjustments to the level of such replacement index or rate, variable or other component as it considers necessary so that the level of the MarQCuS Portfolio A Index after such removal or replacement reflects a similar level to that calculated prior to the removal or replacement, acting in good faith.  Following the removal or replacement of a component MarQCuS Index, the Index Calculation Agent will promptly publish a notice which specifies the component MarQCuS Index removed or replaced and any designated replacement thereof.

A “Business Day”, notwithstanding any provision in the Indenture, is any day that is not is not a Saturday or Sunday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed.

The “Calculation Agent” means Lehman Brothers Inc.

The “Index Calculation Agent” means Lehman Brothers International (Europe).

Except as provided below, the Redemption Amount may, at the option of the Company, be made by check mailed to the person entitled thereto at such person’s address as it appears on the registry books of the Company.

Payment of any Redemption Amount will be made in immediately available funds in accordance with the normal procedures of the Trustee (or any duly appointed Paying Agent).

The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

References herein to “U.S. dollars” or “U.S.$” or “$” or “USD” are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: February 14, 2008

[SEAL]	LEHMAN BROTHERS HOLDINGS INC.

By:
		Name:	Andrew M.W. Yeung
		Title:	Vice President

Attest:
		Name:	Cindy Buckholz
		Title:	Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A.

  as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES I

RETURN ENHANCED NOTES LINKED TO MARQCUS PORTFOLIO A (USD) INDEX
DUE FEBRUARY 14, 2011

Section 1.  General.  This Note is one of a duly authorized series of Notes of the Company designated as the Medium-Term Notes, Series I, Return Enhanced Notes Linked to MarQCuS Portfolio A (USD) Index (herein called the “Notes”).  The Notes are one of an indefinite number of series of debt securities of the Company (collectively, the “Securities”) issued or issuable under and pursuant to an indenture dated as of September 1, 1987, as amended and supplemented (the “Indenture”), duly executed and delivered by the Company and Citibank, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.  The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

Section 2.  Principal Amount for Indenture Purposes.  For the purpose of determining whether Holders of the requisite amount of Notes of this series outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the principal amount of this Note will be deemed to be the principal amount of this Note then outstanding.

Section 3.  Modification and Waivers.  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the Adjustment Amount or the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium or other amount payable on redemption, or make the Adjustment Amount or the principal amount thereof, premium or other amount payable, if any, or interest thereon payable in any coin or currency other than that herein above provided, without the consent of the Holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected.  It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series

Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on the Adjustment Amount or the principal amount, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes of this series which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes of this series.

Section 4.  Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Adjustment Amount or the principal amount on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

Section 5.  Defeasance.  The Indenture contains provisions for the discharge of the Indenture and defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Section 6.  Authorized Form and Denominations.  The Notes of this series are issuable in registered form, without coupons.  Each Note will be issued initially as either a Global Security or a Certificated Note, at the option of the Company, in denominations of $100,000 or integral multiples of $100,000, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, New York City, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith.  Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, except that Global Securities will not be exchangeable for Certificated Notes of this series.

Section 7.  Registration of Transfer.  As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer, at the Corporate Trust Office or agency in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under the Indenture, the Company shall appoint a successor Depository.  If a successor Depository for the Notes of this series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will issue, and the Trustee will authenticate and deliver, Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Note.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.

Section 8.  Events of Default.  If an Event of Default with respect to Notes of this series shall occur and be continuing, the amount that may be declared due and payable upon any acceleration of the notes will be determined by the Calculation Agent for the period from and including the Issue Date to but excluding the date of early repayment and will equal, for each note, the Redemption Amount, calculated as the date of early repayment were the Maturity Date. If a bankruptcy proceeding is commenced in respect of Lehman Brothers Holdings, the claim of the beneficial owner of a note for the period from and including the Issue Date to but excluding the date of early repayment will be capped at the Redemption Amount, calculated as though the date of the commencement of the proceeding were the Maturity Date.

Section 9.  No Recourse Against Certain Persons.  No recourse for the payment of the Redemption Amount or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Section 10.  Defined Terms.  All terms used but not defined in this Note are used herein as defined in the Indenture.

Section 11.  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.